Exhibit 10.7

Our Ref. :

Date :

JENERIC MARINE PTE. LTD.
1 Tuas View Place
#03-14 West Link One	120 Lower Delta Road #04-10
One Singapore 637433	Cendex Centre Singapore 169208
Tel : 69090450	Tel: 6337 2666 Fax: 6337 3751
Fax : 64501318	www.mesgroup.com.sg
Email Address :	GST Reg No: 200104225R
Attn :

Dear Sir / Madam,

RE: RENEWAL OF TENANCY AGREEMENT AT BLUE STARS DORMITORY.

Thank you for deciding to renew the Tenancy Agreement (ref. no. ___________________) with us for your workers’ housing needs.

With reference to your confirmation with your request, we enclose herewith our Renewal Tenancy Agreement for ____ unit(s) at the rate of S$ ______* per unit / per month for 12 occupants inclusive of CREAM Service at        S$ ______* per unit per month for your execution. Do note that CREAM services will only commence from the month of ______, 2025

Being 2 month’s deposit, One-time Issuance Fee & admin fee payable for this tenancy agreement.	S$ ______
Less: Security Deposit with us now	S$ ______
Nett amount due to us	S$ ______

Do take note of the following before returning both the signed Original and Duplicate Tenancy Agreement to us by____________.

(a)	Both Original and Duplicate Tenancy Agreement(s) are signed and affixed with your company stamp on each page of the Tenancy Agreement(s).

(b)	Signatory, Witness Name and designation are indicated on both the Original and Duplicate Tenancy Agreement(s).

(c)	Fund Transfer payment of S$______ payable to ‘KT Mesdorm Pte Ltd’.

Bank Transfer Detail:	PAYNOW Detail:

We shall have the right to deem that you are foregoing the unit and allocate the unit reserved to others if we do not receive the above-mentioned within seven (07) days from date of this letter. Do note that for any request for amendments to the Tenancy Agreement(s), additional administrative charges will be incurred. Should you have any further clarifications, please do not hesitate to contact our Customer Service Representative at 63372666.

Yours sincerely,

[Name]

[Designation]

Landlord’s Authorised Representative

*	Amount payable subject to GST excluding utilities.

**	Late submission of tenancy agreement to our office may delay stamping. This may result in penalty imposed by IRAS.This penalty charges with the stamping fee shall be borne by the tenant

Tenancy Agreement Cover Page

REF .. NO.:

TENANCY AGREEMENT

BETWEEN

Landlord	:	KT MESDORM PTE LTD
120 Lower Delta Road #04-10 Cendex Centre Singapore 169208

AND

Tenant	:	JENERIC MARINE PTE. LTD.

Tenant’s Registered Address	:	80 West Coast Road, #05-15 Clementiwoods Condominium Singapore 126816

Tenant’s Correspondence Address	:	1 Tuas View Place #03-14 West Link One Singapore 637433

UEN	:	201107376Z

Premises	:	______

Dormitory	:	Blue Stars Dormitory

Term	:	______Years from_______ to_______

Use of Premises	:	Accommodation for 12 occupants with valid work permit

Occupancy Fee Charges	:	S$ _____ payable monthly and in advance (GST exempted)

Service & Conservancy Charges	:	S$ _____ payable monthly and in advance (GST payable)

Furniture & Fittings Charges	:	S$ _____ payable monthly and in advance (GST payable)

Total amount per unit	:	S$ _____

CREAM Services Charges	:	S$ _____ payable monthly and in advance (GST payable)

Gross amount per unit	:	S$ _____

Total amount for __ units(s)	:	S$ _____*(‘the Rental’) payable monthly in advance via GIRO

Security Deposit	:	S$ _____ (Equivalent to Two months of Gross Amount)

Administration Fee for Tenancy Agreement	:	S$ _____ *(GST included)

One-time Issuance Fees	:	S$ _____ *(GST included) (12 x Storage Box, Bin and Broom)

Stamp Fees	:	To be paid by Tenant to the Landlord for stamping with IRAS

Basic Items to be issued for unit(s)	:	Double decker bed frames and lockers (‘Basic Items’)

Terms & Conditions of this Agreement	:	As per Schedules A and B attached

Option to Renew	:	Subject to Clauses 58, 59, 60 and 61 of Schedule A

Date of Agreement	:	_______________________
(To be confirmed and filled in by Landlord upon receipt of the signed Agreement)

●	The Tenant acknowledges that it has read and understood this Tenancy Agreement including all Schedules annexed hereto, and agrees to be bound by all of the terms and conditions herein.

●	All prior oral representations and agreements are not valid if not included in writing in this Agreement.

●	If the Tenant unilaterally terminates this Agreement before the Term commences, Clause 55 of Schedule A shall apply.

**	GST is payable on all monies payable to the Landlord except for Occupancy Fee Charges, Security Deposit, and Stamp Fees.

Name:	Stamp	Name:	Stamp
Signed by:		Signed by:
Landlord’s Authorised Representative		(Designation) for and on behalf of
JENERIC MARINE PTE. LTD.

in the presence of:		in the presence of:

Witness Name:		Witness Name:
Designation:		Designation:

SCHEDULE A

Terms and Conditions (T&Cs) of the Tenancy Agreement dated
________________

Between

KT MESDORM PTE LTD

And

JENERIC MARINE PTE. LTD.

This Agreement is made on the _________________ between KT MESDORM PTE LTD, UEN 200104225R of 120 Lower Delta Road, #04-10, Cendex Centre, Singapore 169208 (hereinafter “the Landlord”) of 3 Kian Teck Lane, Singapore 627844 and JENERIC MARINE PTE. LTD., UEN 201107376Z of 1 Tuas View Place, #03-14, West Link One Singapore 637433 (hereinafter “the Tenant”).

Whereby it is agreed as follows:

1.	In consideration of the Rental and the Tenant’s covenants contained in this Agreement, the Landlord agrees to let to the Tenant the Premises together with the right of the Tenant and others duly authorized by the Tenant and in consensus with the Landlord all others so authorised by the Landlord and all others so entitled thereto at all times during the tenancy for the Term hereby created and for all purposes connected with the use of the Premises but not for any other purpose, EXCEPTING AND RESERVING unto the Landlord and all others entitled thereto the free and uninterrupted use of all pipes, electric, telephone and other wires, drains and sewers in, through or under the Premises.

Definitions

2.	In this Agreement, references to

a.	“the Landlord” refers to KT MESDORM PTE LTD and includes its appointed nominee and managing agent, (hereinafter “the Managing Agent”);

b.	“the Tenant” refers to and includes the Tenant’s employees who will be occupying the Premises (hereinafter the “Occupant(s)”);

c.	“Rental” includes all monetary amounts due from the Tenant to the Landlord under this Agreement subject to the prevailing and applicable rate of Goods and Services Tax (“GST”) payable thereon and shall bear the same meaning as stated in the first (1st) page of this Agreement whereupon the authorized representatives of the Parties have executed.;

d.	“Dormitory”, “Premises”, “Term”, “Security Deposit”, “Stamp Duties” and “Basic Items” shall bear the same meaning as stated in the first (1st) page of this Agreement whereupon the authorized representatives of the Parties have signed.

Payments

3.	The Tenant covenants with the Landlord to pay without demand the Rental under this Agreement, such payment to be made on the first (1st) day of each month and for that month by way of GIRO payments. For the avoidance of doubt, the Rental shall be payable by the Tenant to the Landlord for so long as the Agreement is in force and regardless of whether the Premises are physically occupied by all or only some of the Occupants. Where the relevant GIRO deduction is unsuccessful and the Rentals is not paid, an additional administrative fee of $100.00 together with the prevailing GST thereon shall be imposed for each month that the Rental remains unpaid (whether in part or in whole). If any GIRO deductions are unsuccessful on at least 3 occasions, whether continuous or not within a 12-month period, such failure shall constitute a repudiatory breach on the Tenant’s part and shall entitle the Landlord to terminate this Agreement on an immediate basis and without prejudice to any and all of the Landlord’s rights against the Tenant which includes but is not limited to the recovery of any outstanding Rental and/or additional administrative fee(s) together with the prevailing GST thereon.

4.	If the Tenant fails or neglects to pay the Rental under this Agreement within seven (07) calendar days of the due date of the Landlord’s invoice, the Tenant shall pay interest at the rate of one percent (1%) per month for all outstanding amounts from the date the amounts were due and until full payment of all such outstanding amounts are made to the Landlord.

5.	All expenses, legal or otherwise, in connection with the preparation, execution and Stamp Duties of this Agreement in duplicate shall be borne by the Tenant.

6.	The Security Deposit paid by the Tenant shall be a security against breach of any of the terms herein. It will be refunded without interest at the end of the Term subject to deductions made by the Landlord for costs, damages and expenses for any breach or outstanding Rental and/or any and all other outstanding fees and interests (if applicable). The Tenant shall not be entitled to use the Security Deposit to set off any of the amounts due to the Landlord hereunder at any time and for any reason whatsoever.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

7.	If the Tenant breaches any term of this Agreement resulting in the termination of this Agreement, the Landlord shall be entitled to forfeit the Security Deposit without prejudice to the Landlord’s rights and remedies against the Tenant which includes but is not limited to any and all losses suffered by the Landlord and the recovery of all outstanding sums due and owing to the Landlord.

8.	The Tenant shall pay all charges for the supply of water, sanitation or electric light or power and all other utilities charges as may be determined by SP Services Ltd or such other service provider to be payable from time to time. The Landlord may choose to pay these charges by providing a separate service to the Tenant wherein all such charges and additional service fees are fully claimed from the Tenant.

8A. Intentionally Left Blank

9.	The Tenant shall pay all costs, expenses and fees incurred by the Landlord in enforcing this Agreement on a ’solicitor and client’ and on a full indemnity basis.

10.	If the Tenant fails to pay any charges as required hereunder to any person / entity other than the Landlord or if the Tenant shall fail to perform any undertaking on the part of the Tenant herein contained, it shall be lawful (but not obligatory) for the Landlord to make any payment or do any act or thing and incur any expense as may be necessary to perform the said undertaking and any sum of money or expense which the Landlord may pay or incur for the purpose aforesaid shall constitute a liquidated debt due and owing by the Tenant to the Landlord and shall on demand be repaid to the Landlord.

11.	The Tenant shall pay any amounts payable relating to payment as and when such amounts fall due.

The Tenant’s and Occupants’ General Duties of Compliance

12.	The Tenant and the Occupants shall comply with the instructions of the Landlord, the Managing Agent, their employees, the Tenant’s Handbook (including any and all House Rules contained therein), prevailing Client Portal (and/or the prevailing digital portal in use at the material time), and any other notices, rules and regulations that the Landlord or the Managing Agent may from time to time issue for the Premises and the Dormitory. The Landlord reserves the right to vary, add and/or amend the Tenant’s Handbook (including any and all the House Rules contained therein), and any other rules and regulations.

a.	For the avoidance of doubt, the Tenant agrees that the matters stated in the Tenant’s Handbook are expressly incorporated by reference into this Agreement and shall consequently be deemed to be terms of this Agreement.

b.	In the event of any conflict and/or inconsistency between the terms of this Agreement on the one part and the Tenant’s Handbook on the other part, the former shall prevail.

c.	In conjunction with Clause 12 herein, it shall be the sole obligation of the Tenant to ensure that it has access to and is appraised of and/or privy to the terms contained in the Tenant’s Handbook (available for access via prevailing Client Portal and/or the prevailing digital portal in use at the material time).

13.	The Tenant shall not do, omit or suffer to be done in the premises anything in contravention of any Acts of Parliament or Regulations now or hereafter in force and any Rules and Orders thereunder and to keep the Landlord fully indemnified against all penalties and costs in the event of any breach thereof.

14.	The Tenant shall duly comply with its obligations set out in Clauses 16 to 47 (inclusive, and not limited to these clauses) herein.

15.	The Tenant shall appoint one of its Occupants as a supervisor of the Occupants (“Supervisor”) who shall receive and communicate instructions from the Landlord, ensure that the Occupants comply with the, terms in the Tenant’s Handbook (including any and all House Rules contained therein), any and all other rules and/or regulations and the terms of this Agreement, including but not limited to Clauses 28, 29 and 47 herein.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

Immigration Act and the Employment of Foreign Workers Act

16.	For the purpose of preventing any offences relating to illegal immigrants and/or foreign workers, the Tenant agrees:

a.	to ensure that all of the Occupants have valid passports and/or travel or immigration documents and/or works permits at all times when they are in the Premises or the Dormitory.

b.	to carry out due diligence checks and to ensure that the Tenant and the Occupants comply with the Immigration Act 1959, the Employment of Foreign Workers Act 1990 and any other Act of Parliament, Regulations or any rules or orders thereunder which relates to foreign residents and workers;

c.	upon the Managing Agent’s request, to provide to the Managing Agent, for physical inspection, certified true copies of all immigration and employment documents of the Occupants, including but not limited to the passports, employment passes work permits and/or proof of employment;

d.	to authorise, permit and co-operate with the Landlord to make such enquiries with relevant government departments and/or employers to verify the immigration status of any of the Occupants; and

e.	should any person(s) not holding and/or possessing any valid immigration and/or employment passes as issued by the competent authorities of the Republic of Singapore and in any and all circumstances or events in which such persons are found on the Premises, to assume sole and full responsibility including criminal prosecution and the consequences thereof, and to take any and all necessary and/or remedial actions as required by the said competent authorities of the Republic of Singapore and to hold the Landlord harmless and indemnify the Landlord to the fullest extent allowed by the laws of the Republic of Singapore.

Opening of Utilities Accounts and Initial Occupation of the Premises

17.	The Tenant shall open, in the Tenant’s name, utilities account(s) (and any other services), to be supplied to the Premises. The Tenant shall house its employees in the Premises only after providing documentary proof that the utilities account(s) has/have been opened, notwithstanding that the Term has commenced.

18.	The Tenant shall sign a check-in form to acknowledge that the Premises, the Basic Items and all furniture and fittings have been received in good condition and working order at the time of initial occupation by the Occupants.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

The Occupants List

19.	The Tenant shall furnish the Landlord a list of the details of the Occupants (“Occupants List”), certified true copies of the Occupants’ valid work permits and passports before initial occupation by the Occupants by way of electronically submitting such said documents via the prevailing Client Portal. In the event of any change relating to the Occupants, it shall be the Tenant’s sole obligation to furnish the relevant documents as stated above in respect of the incoming Occupants no later than five (05) calendar days before the intended change of Occupants is contemplated to be effected., The Tenant shall be solely be responsible for updating the addresses of the Occupants residing in the Premises in the Online Foreign Workers Address System (“OFWAS”) within three (03) days of the commencement of the Term. The Landlord reserves the right not to allow any Occupant entry to the Dormitory and the Premises should the address of the Occupant not be updated with OFWAS as stated above. The Tenant shall, likewise, ensure that the Occupants’ addresses are delisted from OFWAS within three (03) days of the termination of their ceasing to be an Occupant.

20.	In conjunction with Clause 19 above, The Tenant shall also furnish to the Landlord an updated Occupants List by way of electronic submission via the prevailing Client Portal whenever there is a change in the Occupants List.

21.	In the event that the Tenant has entered into various Tenancy Agreements with the Landlord for different Premises and the Tenant wishes to transfer Occupants between such Premises, the Tenant shall pay to the Managing Agent an administrative fee of $10.00 together with the prevailing GST for each instance (and on a per Occupant basis) that there is such a said transfer.

22.	For the avoidance of doubt, the Tenant further agrees and acknowledges that the full amount of the Rental in accordance with the terms of this Agreement shall be payable to the Landlord during the term of the Agreement notwithstanding that there be change in Occupants pursuant to Clauses 19 to 21 herein.

Electronic-Access

23.	The Occupants will be issued with individual electronic access passes via the prevailing Client Portal to enable the Occupants to enter the Dormitory and access to the Premises (“E-Access Pass”). The Landlord reserves the right not to allow any Occupant into the Dormitory or the Premises unless the Occupant has a valid E-Access Pass. The Tenant shall immediately inform the Landlord, in writing, if an Occupant’s employment has been terminated or his work permit has expired or is otherwise cancelled. Likewise, the Tenant shall delist that Occupant’s address from OFWAS as a resident of the Premises.

Use of the Premises and the Dormitory

24.	The Tenants shall ensure that Occupants will occupy a specific bed space in the Premises. They shall not exchange bed spaces with other Occupants without the consent of the Landlord. At any one time the number of Occupants per unit of the Premises shall not exceed 12 persons.

25.	The Tenant shall ensure that the Occupants shall not bring into and operate more than the number of appliances as stipulated in the House Rules of the respective Premises. These appliances shall be of reasonable size and in good working condition. It shall be the Tenant’s sole obligation to register the particulars of the owners and/or hirers of these said appliances (and all other electrical appliances brought into the Premises) with the Landlord before bringing them into the Premises. All such appliances shall at all times bear the Landlord’s registration stickers. All such appliances shall at all times be deemed to be in control of the Tenant who shall also be responsible for their use and maintenance within the Premises.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

25A.	In the event that the appliances pursuant to Clause 25 herein are subjected to any action for distress and/ repossession that may be undertaken or effected by the owners of the same (or duly authorised representatives of such owners), the Tenant shall hold the Landlord harmless and shall further fully indemnify the Landlord in any and all such instances and/or events.

25B.	In the event that the appliances pursuant to Clause 25 herein are to be removed and/or otherwise disposed off by the Landlord under the matters set out at Clauses 49, 50 and/or 64 herein, the Tenant shall hold the Landlord harmless and shall further fully indemnify the Landlord from any and all claims that may be brought by the owners of any and all such said appliances.

26.	The Tenant shall ensure that the Occupants behave and live in the Premises in a civil manner and not create a nuisance or interfere, endanger or otherwise cause any loss, damage or personal injury to the occupants of the other premises of the Landlord or to anyone else in the Dormitory or to any property therein.

27.	The Tenant shall ensure that the Premises are not used for any and all illegal or immoral purposes (including gambling, fighting, drinking liquor and consumption of prohibited substances). In particular, no person of the opposite sex shall enter the Premises under any circumstances unless such person is authorised by the Landlord.

28.	The Tenant shall ensure that the Occupants shall not do anything in the Premises or the Dormitory,

a.	which may render any insurance policy of which the Landlord is the beneficiary void or voidable; and/or

b.	which causes an increase in the policy premiums of any and all such said policies.

29.	The Landlord agrees to bear the maintenance costs in respect of and confined to the general cleaning and upkeep of the common areas of the Dormitory which are not within the premise of the Premises. Notwithstanding the above, the Tenant shall ensure that the Occupants keep the Premises neat and clean, maintain it in a good condition and preserve the cleanliness of the Premises at all material times. To this end, the Tenant shall create a duty roster or schedule for Occupants to keep and/or maintain the cleanliness of the Premises. This roster/schedule should ensure that the Premises are subject to a thorough cleaning exercise at least once a week. The Supervisor shall ensure compliance of the roster and shall report any non-compliance to the Tenant and the Landlord. The Supervisor shall also make a report submission via the prevailing Client Portal in the event that any fixtures and/or fittings are damaged and the Tenant shall consequently take all necessary steps to repair / replace such damaged fixtures and/or fittings. The Tenant agrees that at the expiration or termination of the tenancy under this Agreement, the Tenant shall deliver to the Landlord the Premises in like condition as if the same were delivered to the Tenant at the commencement of this Agreement, fair wear and tear and act of God excepted.

30.	The Landlord shall have the right to periodically inspect the Premises to ensure that the Premises are being cleaned and maintained in accordance with this Agreement. In the event that the Landlord deems that the Premises are not being maintained in a good condition and/or being kept clean, the Landlord shall have the right to take immediate steps to clean the Premises. The costs of cleaning the Premises pursuant to this clause shall be borne by the Tenant.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

31.	The Tenant shall ensure that the Occupants shall not dirty or litter, any and all common areas within the Dormitory, access roads and the immediate vicinity surrounding the Dormitory.

32.	The Tenant shall ensure that the Occupants do not dump or burn any litter in the Premises or the Dormitory, failing which the Tenant shall at its own expense, make good and/or efficiently dispose of all litter to the complete satisfaction of the Landlord. In the event that the Tenant fails, refuses or otherwise neglects to make good as stated above, the Landlord shall proceed with the relevant works in this respect and the Tenant agrees that it shall pay to the Landlord a disposal fee of S$500.00 together with the prevailing GST in every such instance.

33.	The Tenant shall inform of the existence of any pests such as mosquitoes, rodents, cockroaches, flies, bed bugs and fleas, etc. within the first seven (07) calendar days of tenure within the Premises, after which the Landlord shall ensure the pests are exterminated. After the first seven (07) days of tenure, or after the Landlord has taken the necessary pest control measures upon the Tenant’s notification of pest problem within the first seven (07) calendar days (whichever is applicable), the Tenant shall ensure that the Premises are free of such pests and vectors. If the Premises are found to be harbouring any vectors and the Tenant has not taken steps to ensure that they are eradicated immediately, the Landlord shall have the right to engage a licensed pest control company to enter the Premises to take steps to eradicate the vectors from the Premises, the costs for shall be solely borne by the Tenant.

34.	The Tenant shall ensure that the Occupants shall not erect or install any television antenna or any other fittings on the exterior of the Premises or the Dormitory.

35.	The Tenant shall ensure that the Occupants only use the City Gas low pressure piped town gas permitted by the Landlord for cooking at the designated area in the Premises. The Occupants shall not cook in the corridors or anywhere else in the Dormitory.

36.	The Tenant shall ensure that the Occupants do not keep or feed any animals whatsoever as pets or otherwise in the Premises.

37.	The Tenant shall ensure that the Occupants do not carry out any alterations, additions or structural changes to the Premises or modify or interfere with any existing electrical design load, wiring, apparatus, fixtures, or fittings or any existing fire alarm fixtures or fittings in or about the Premises without the written consent of the Landlord and the relevant authorities.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

38.	The Tenant and the Occupants are not permitted to display any sign, bill or advertisement at the Premises without the written consent of the Landlord.

39.	The Tenant shall ensure that the Occupants do not hang or place clothes, laundry or any other article whatsoever anywhere within the Premises or the Dormitory except at designated places within the Premises.

40.	The Tenant shall ensure that the Occupants do not use or store in the Premises any material or thing of an offensive, explosive, dangerous, corrosive, toxic or combustible nature or any article or thing in excessive quantities.

41.	The Tenant shall ensure that the Occupants do not smoke in the Premises or in places within the Dormitory where smoking is prohibited by law.

42.	The Tenant shall ensure that the Occupants do not organise, conduct, hold or celebrate any social or religious activities in the Premises or anywhere within the Dormitory or its vicinity.

43.	The Tenant and the Occupants shall co-operate and comply with all measures adopted by the Landlord to manage outbreaks of diseases which are listed under the Infectious Diseases Act 1976 or any other novel disease which are similar in nature etc. The Landlord shall have the right to prohibit entry into the Dormitory any Occupant or person suspected of having a contagious disease.

43A.	In the event that any of the Occupants are required to be quarantined and/or otherwise physically isolated as determined or ordered by the competent authorities of the Republic of Singapore and/or by reason of operation of any law, the Tenant shall solely bear the costs of any and all such arrangements.

43B.	For the avoidance of doubt, and should any of the events set out at Clauses 43 and/or 43A herein result in the Occupant(s) not being able to utilise the Premises, any and all such said events will not be construed as a release of the Tenant’s obligations under this Agreement whether in respect of the Rental or at all.

44.	The Tenant and the Occupants shall observe and comply with any law, direction, order, notice or requirement of any public or local authority, including the directions of the Landlord’s security personnel, marshals or representatives in any respect including the management of the pick-up and drop off areas of the Occupants to prevent or manage the traffic flow within and in the vicinity of the Dormitory.

45.	The Tenant and the Occupants shall not cause any obstruction to any fire-fighting installation, equipment and fire escape route in the Premises or in the Dormitory.

46.	The Tenant and the Occupants shall observe all rules, regulations and notices issued by the Landlord regarding driving and parking of vehicles (including bicycles) in the Dormitory.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

47.	The Landlord (including its agents, employees, servants and/or independent contractors) shall be permitted to enter the Premises to inspect the condition of the Premises and carry out works and/or repairs thereto or to other portions of the Dormitory not conveniently accessible otherwise than from/through the Premises. The Supervisor shall accompany the Landlord during these visits, if required. The Landlord may give the Tenant notice in writing specifying any works and/or repairs to be done which the Tenant is responsible for undertaking and carrying out. The Tenant shall execute the same within three (03) calendar days failing which the Landlord may enter the Premises and execute such works and/or repairs at the Tenant’s full and sole expense.

Breach and Termination

48.	If any Occupant commits:

a.	a minor breach under this Agreement, the Tenant’s Handbook, the House Rules and/or any other rules and regulations put in place by the Landlord, the Landlord shall serve a written infringement report on the Tenant and may impose an administrative charge of up to $50.00 (together with the prevailing GST rate) on the Tenant for having to rectify and/or remedy such said breach.

b.	a major breach under this Agreement, the Tenant’s Handbook, the House Rules or any other rules and regulations put in place by the Landlord, or accumulates three (03) infringement reports within a period of six (06) months, the Landlord shall be entitled to evict the Occupant from the Premises. The Landlord’s decision in this regard shall be final and binding on the Tenant. The Tenant shall be entitled to replace another of its employees as an Occupant in place of the evicted Occupant.

49.	If five (05) or more of the Occupants, at any time, commit a major breach of this Agreement, the Tenant’s Handbook (including any and all the House Rules contained therein), and/or any other rules and regulations put in place by the Landlord, or commit a criminal offence, the Landlord shall be entitled to give to the Tenant a written notice to immediately terminate this Agreement. The Tenant shall then be liable to pay the Landlord compensation as if the Tenant had prematurely terminated this Agreement under Clauses 53, 54 and 55 herein. This right is without prejudice to the Landlord’s rights for any other breach committed by the Tenant or its Occupants.

50.	The Landlord shall have the right at any time, during the Term of this Agreement, to terminate this Agreement by giving to the Tenant two (02) months’ notice in writing, without the Landlord being liable for any compensation, damages, costs, expenses, losses of whatever nature, and without prejudice to the rights and remedies of the Landlord against the Tenant in respect of any unpaid charges and/or any other monies due under this Lease or any antecedent claim or breach of the Tenant’s covenants, conditions or stipulations contained in this Agreement.

a.	Should the Landlord exercise the right contained in Clause 49 herein, the Tenant is to vacate the Premises and Dormitory within twenty-one (21) calendar days (excluding the day that notification is provided by the Landlord) (the “Notice to Vacate Period”) and comply with Clauses 64, 65 and/or 66 below. Any request for extension must be sent, in writing, to the Landlord no later than three (3) days before the intended last day and the Landlord has the sole discretion to accept or refuse any of such request(s). The decision of the Landlord shall be final and the Tenant shall respect and comply with the Landlord’s instructions without any further objections (the “Extension Period”).

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

b.	For the avoidance of doubt, the Tenant shall be liable for Rental at double the rate stated in this Agreement (and on a pro-rata basis if applicable) for the duration of any Notice to Vacate Period and/or the Extension Period until the date of actual vacation of the Premises and Dormitory by the Tenant.

c.	In the event that the Tenant fails to vacate the Premises and Dormitory within the Notice to Vacate Period or within the Extension Period as approved by the Landlord as stated in Clause 50a herein and/or the Tenant fails to request for an extension as per Clause 50a herein, the Landlord shall have the right to evict the Tenant from the Premises and Dormitory immediately. All expenses incurred in the process of eviction and/or for the vacation of the Premises and Dormitory shall be solely borne by the Tenant.

51.	It shall be lawful for the Landlord to re-enter the Premises and the tenancy hereby created shall absolutely determine if:

a.	the charges or any other sum payable by the Tenant to the Landlord shall at any time remain unpaid for fourteen (14) days or if the Landlord is unsuccessful in making three (03) GIRO deductions as stated in Clause 3 above;

b.	any term herein has not been performed by the Tenant despite the expiry of three (03) calendar days from the service of any written notice by the Landlord to do so;

c.	the Tenant makes an assignment for the benefit of creditors or enter into an arrangement with creditors by composition or otherwise or suffer any distress or attachment or execution to be levied against their goods; and

d.	the Tenant, being a company, enters into liquidation, whether compulsory or voluntary, save for the purpose of reconstruction or amalgamation, or, being an individual or partnership, commits an act of bankruptcy or has a bankruptcy order made against the Tenant.

52.	If the Landlord carries out works to improve, extend, vary, alter, renovate the building of the Premises which may affect the Tenant’s peaceful and quiet enjoyment of the Premises, the Landlord shall be entitled, at their sole discretion, to terminate this Agreement by giving to the Tenant two (02) months’ prior written notice, without prejudice to the rights and remedies of the Landlord against the Tenant in respect of any unpaid charges and/or any other monies due under this Agreement or any antecedent claim or breach of the Tenant’s covenants, conditions or stipulations contained in this Agreement.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

Tenant’s Premature Termination

53.	This Agreement is for a term of ______ years and the Tenant may not prematurely terminate this Agreement except after twelve (12) months as provided for in Clause 55 herein.

54.	In the event that the Tenant unilaterally terminates this Agreement after the execution of this Agreement and before the Term commences, the Tenant shall pay the Landlord compensation of the Rental for each calendar month of the Term and all other charges until the Tenant secures a replacement tenant to rent out the Premises from the Landlord, provided that the Tenant bears the full costs and expenses of marketing, real estate agents’ fees, legal fees and all other costs and expenses incurred to secure the replacement tenant.

55.	In the event of premature termination by the Tenant within the first twelve (12) months of the Term for any reason whatsoever, the Tenant shall pay the Landlord compensation of:

a.	The Rental for each calendar month of the remainder of the Term and all other charges regardless of whether or not the Occupants remain in the Premises; or

b.	The Rental for each calendar month of the remainder of the Term (regardless of whether or not the Occupants remain in the Premises) and all other charges until the Tenant secures a replacement tenant to rent out the Premises from the Landlord, provided that the Tenant bears the full costs and expenses of marketing, real estate agents’ fees, legal fees and all other costs and expenses incurred to secure the replacement tenant.

56.	After the first twelve (12) months of the Term, the Tenant shall be entitled to terminate this Agreement by giving at least two (02) clear months’ notice in writing. All other Clauses in this Agreement regarding the obligations of the Tenant upon termination or expiration of this tenancy shall nevertheless apply.

57.	In the event the Premises comprise of more than one (01) unit and the Tenant unilaterally terminates this Agreement before the Term commences OR prematurely terminates the tenancy OR terminates this Agreement under Clause 55 herein for one (01) or more units of the Premises (and not all units), then the Tenant shall be bound by Clauses 53 and/or 54 and/or 55 herein respectively in respect of the said unit/s. In each such case, after the Tenant has fulfilled its obligations under this Agreement to the Landlord’s satisfaction, the Landlord shall pro rate and refund to the Tenant the portion of the Security Deposit which was originally collected for the terminated units.

Renewal & Failure to Renew

58.	The Landlord may grant to the Tenant a tenancy of the Premises for a further term from the date of expiry of this Agreement for a term and at a rental rate, both of which are to be agreed between the parties but otherwise containing the like conditions, covenants and stipulations as are herein contained with the exception of this option of renewal, provided that:

a.	the Tenant makes a written request not less than three (03) months before the date of expiry of this Agreement; and

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

b.	there shall not at the time of the written request be any existing breach or non-compliance by the Tenant of any of the conditions, covenants or stipulations herein contained; and

c.	the new rental rate is mutually agreed upon and a new tenancy agreement is signed and executed at least two (02) months before the expiry of the Term, failing which this Agreement is deemed to expire at the end of the Term.

59.	In the event that that the Landlord agrees to renew this Agreement, the Landlord shall not be obliged to change or provide new Basic Items. Any decision to do so shall be at the sole discretion of the Landlord subject to the condition and use of the Basic Items by the Occupants.

60.	In the event that the Tenant fails to make a written request to renew this Agreement under Clause 58a at least three (03) months before the expiry of the Term, this Agreement shall terminate at the end of the Term.

61.	The Landlord is under no obligation to request the Tenant for a renewal or to otherwise remind the Tenant of the three (03) month renewal notice period.

Indemnity and Limitation of the Landlord’s Liability

62.	The Tenant shall indemnify the Landlord against all actions, claims, fines, losses, damages, penalties, cost and expenses as a result of the Tenant’s or its Occupant(s)’ negligence or failure to comply with any terms herein including liability for injury, loss of life, damage, waste or loss caused directly or indirectly by the Tenant or its Occupant(s) or the Tenant’s visitors, invitees or agents etc. The Tenant shall further pay, reimburse or compensate the Landlord for doing anything stated herein which the Tenant is required to do but did not do regardless of whether the Landlord has given the Tenant notice in writing or not.

63.	The Landlord shall not be liable to compensate the Tenant for:

a.	any interruption in occupying the Premises because of repairs or maintenance of any installation, apparatus or infrastructure or damage thereto or because of mechanical or other defect or breakdown, including but not limited to breakdown in electricity, gas and water supply;

b.	any act, omission, default, misconduct or negligence of an employee or agent of the Landlord in performing any duty relating to the Premises or the Dormitory;

c.	any damage, injury, death or loss caused by the Landlord’s other tenants’ occupants, caused by persons on the Premises or the Dormitory, or inflicted by an Occupant on himself whether knowingly or unknowingly; and

d.	an Act of God or force majeure, the outbreak and/or transmission of viruses (which includes but is not limited to outbreaks and/or transmissions of viruses classified as epidemics or pandemics), fire, riot, civil disturbance or if the Premises are compulsorily acquired or required to be altered, repaired, or redeveloped by the relevant authorities.

e.	The Landlord shall not be responsible for any loss, injury or damage to any person or property (whether belonging to the Tenant or others) arising out of the Occupant(s)’ use of the Premises or the Dormitory or the facilities in it. The Landlord shall further not be liable to the Tenant for any consequential loss or damage that the Tenant may incur as a result of the Landlord invoking Clauses 9, 60 and/or 61.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

63A.

For avoidance of doubt, the Tenant shall at all times indemnify and keep indemnified the Landlord against any and all Losses sustained, incurred, paid by or suffered by the Landlord arising out of or in connection with any act or omission on the part of the Tenant or any of its directors, officers, personnel, employees, servants or agents (the “Relevant Parties”) unless the Tenant can show that:

a.	it is not due to the Tenant’s breach, failure or delay in the performance of this Agreement; or

b.	it is not due to the negligence, unlawful or wrongful action or omission, fraud, bad faith, wilful misconduct, or breach of any duty of any of the Relevant Parties; or

c.	the Losses were caused directly by the negligence of the Landlord.

“Losses” means all liabilities, losses, damages, actions, claims, demands, costs (including legal costs on a full indemnity basis and experts’ and consultants’ fees), settlement sums and sums paid in satisfaction of court, arbitral or expert award.

Vacating the Premises, Reinstatement and Delay in Handing Over the Premises

64.	The Tenant shall, at the termination or expiration of the Term whenever occurring, ensure that all the Occupants promptly and immediately vacate the Premises without leaving any of their belonging(s) or property in the Premises, and peaceably and quietly yield the Premises to the Landlord at 12.00pm on the day of termination or expiry of the Tenancy.

65.	Intentionally Left Blank

66.	Intentionally Left Blank

67.	Where the Tenant does not renew this Agreement and continues to occupy the Premises and holds over beyond the Term herein, the Tenant shall pay to the Landlord double the rate of Rental and all other charges until the Tenant vacates and peaceably and quietly yields the Premises to the Landlord.

68.	In conjunction with Clause 67 herein, any such holding over shall not be considered an extension of the Term of this Agreement or a renewal of this Agreement. During such holding over all the clauses of this Agreement shall apply save for the double rate of Rental payable by the Tenant to the Landlord. The inclusion of this clause shall not be construed as the Landlord’s consent for the Tenant to hold over.

General Terms

69.	The Tenant shall not assign this Agreement without the Landlord’s written consent. The Landlord may assign this Agreement by giving notice to the Tenant.

70.	All notices to be served by the Landlord shall be in writing and deemed served if sent by email, ordinary post or by fax to the Tenant’s email address or address and fax number as stated in this Agreement. The Landlord may serve any and all legal process requiring personal service by sending the same by registered post to the address of the Tenant as stated in this Agreement and such service shall be deemed to be good and proper service. Nothing herein shall affect the right of the Landlord to serve legal process in any other manner permitted by law.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

71.	No waiver, express or implied, by the Landlord of a breach of a term by the Tenant, or acceptance of any payment due to the Landlord, shall be construed as a waiver of any other breach of any other term, unless it is stated in writing by the Landlord.

72.	If any one or more of the provisions contained in this Agreement shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

73.	For the avoidance of doubt, the Tenant’s obligations under this Agreement shall subsist notwithstanding that the Agreement may have been procured by fraud and/or dishonesty on the part of the Tenant.

74.	The terms herein cover and comprise the whole of the Agreement between the parties and the parties expressly agree and declare that no further or other terms or agreements whether in respect of the Premises or otherwise shall be deemed to be implied herein or to arise between the parties hereto by reason of any promise, representation, warranty or undertaking given or made by either party hereto to the other orally or in writing on or prior to the execution hereof.

75.	Notwithstanding Clause 74 herein, the Tenant acknowledges and agrees that in the event that any Acts of Parliament of the Republic Singapore, subsidiary legislation ,directives, rules and regulations that may be issued by any competent authority of the Republic of Singapore require the variation of any of the terms of this Agreement in order to comply with and/or give effect to such said Acts of Parliament of the Republic Singapore, subsidiary legislation ,directives, rules and regulations that may be issued by any competent authority of the Republic of Singapore, then upon written notification given by the Landlord to the Tenant, such variation would be deemed to be effective and bind the Tenant and any such variation shall supersede any existing term of the Agreement to the extent required to comply and/or give effect to the relevant Acts of Parliament of the Republic Singapore, subsidiary legislation ,directives, rules and regulations that may be issued by any competent authority of the Republic of Singapore.

76.	The Contracts (Rights of Third Parties) Act shall not apply to this Agreement.

77.	Save for Clause 75 herein as well as the terms contained in the Tenant’s Handbook (including any and all the House Rules contained therein) which may be amended and varied from time to time by the Landlord pursuant to Clauses 12, 12a and 12b herein , no other variation of the terms of this Agreement shall be effective unless the same is made in writing and signed by each of the parties herein.

78.	This Agreement inures to the benefit of and binds the parties and their respective successors, assigns, heirs, executors, administrators, agents and representatives.

79.	This Agreement shall be subject to, governed by and interpreted in accordance with the laws of the Republic of Singapore.

80.	Before referring any dispute arising out of or in connection with this Agreement, the parties may consider settling the dispute through mediation under the Law Society Mediation Scheme. The parties are however not legally obliged to attempt any such mediation as a means of settling the dispute.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

SCHEDULE B

TERMS AND CONDITIONS FOR C.R.E.A.M. (to be read together with the entire Agreement)

The Tenant agrees with the Landlord on the following terms and conditions:

Cleaning

1.	The Landlord shall perform or arrange for the performance of the items described below two (02) times a month in respect of the Premises during the Term of the Agreement.

a.	general cleaning of the living room and bedroom;

b.	degreasing/cleaning of the kitchen and the toilet(s) tile surfaces;

c.	tidying of clothing in the bedroom;

d.	sanitizing of the kitchen, counter-tops, and sinks;

e.	shifting all the food items from the bedroom to be placed in the kitchen and living area; and

f.	sanitizing the showers, faucets, and toilets.

Reinstatement

2.	Upon the expiry or termination of this Agreement, the Landlord shall perform or arrange for the performance of the items listed below.

a.	repaint the walls and ceilings of living room, bedroom and toilet;

b.	repaint the doors;

c.	repaint of the kitchen yard;

d.	repaint of the flooring;

e.	repaint of the gas, sprinkler and PVC pipes;

f.	repaint of the hand railing;

g.	repaint of the metal bed frames;

h.	repaint of the lockers;

i.	cleaning of the whole unit (walls, floors, toilets, greasy pipes, doors frame, lockers and bed frames);

j.	replacement of all damaged items in unit (Fixtures handles, taps, power sockets);

k.	fumigation of premises;

l.	returning of the inventory items as listed in the Handing/Taking Over form;

m.	return of original main door key and letterbox key;

3.	For the avoidance of doubt, the Landlord’s obligations as set out at Clause 2 of this Schedule B above shall exclude any rectification, replacement or any other work arising from: -

a.	damage, missing, removed or modified items through mischief, wilful negligence, misuse or non-compliance with the terms of the Agreement and the Tenant’s Handbook (including any and all House Rules contained therein) and/or any and all rules and regulations;

b.	the clearing of choked drainage, floor traps, sinks, basins, and toilets;

c.	ad hoc pest treatments and/or disinfection treatments; and/or

d.	removal and/or disposal of bulky items, unauthorized items or trash / garbage.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp

4.	In the event that the Landlord is required to perform or arrange for the performance of any such work as set out at Clause 3 of this Schedule B, the terms of this Agreement relating to the same shall apply and specifically, the Tenant shall be liable to the Landlord for all such costs that may be incurred and/or necessitated.

Enhancement and Additions

5.	In the event enhancement works are necessitated by changes in regulatory standards resulting in the need for repair, decorations, installations or additions to be done to the unit, the tenant shall cooperate with the Landlord (as defined in Clause 2a of Schedule A) in facilitating access to the relevant unit to allow the said works to be performed and completed.

Maintenance

6.	The Landlord will perform all maintenance items requiring repair, rectification or replacement through aging, wear and tear in the course of ordinary and reasonable use excluding work arising from Clause 3a, 3b, 3c, and 3d of this Schedule B.

7.	The Landlord shall not be liable for any loss or damage suffered by the Tenant in respect of the Landlord’s performance of its obligations set out at Clauses 1, 2, 5 and 6 of this Schedule B.

Acknowledgement by Tenant’s Representative
affixed with Company Stamp